Exhibit 99.1

Contact:
Tyra Tutor
Senior Vice President, Corporate Development
(904) 360-2500
tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Fourth Quarter and Year-end 2005 Results

Fourth Quarter Net Income Up 77% Versus 2004

JACKSONVILLE, Fla. (February 8, 2006) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the fourth quarter and year ended December 31, 2005. The Company reported revenue of $425 million and diluted net income per common share of $0.19 for the quarter ended December 31, 2005, compared with revenue of $421 million and diluted net income per common share of $0.11 for the year-earlier period. Revenue and diluted net income per common share were both within the range of guidance previously provided by management.

Fourth Quarter Summary

•	Revenue was $425 million;

•	Diluted net income per common share of $0.19, was up 73% versus the fourth quarter of 2004, and included $0.03 per diluted common share attributable to state income tax benefits;

•	Net income was $20 million, up 77% versus the fourth quarter of 2004; and

•	Cash flow from operations was $25 million during the fourth quarter.

2005 Summary

•	Revenue was $1.7 billion, up 18% versus 2004;

•	Excluding the impacts of acquisitions and changes in currency exchange rates, revenue increased 15% versus 2004;

•	Diluted net income per common share was $0.56, up 70% from 2004;

•	Net income was $60 million up 68% versus 2004;

•	Cash flow from operations was $92 million during 2005; and

•	The Company had cash balances of $143 million and no outstanding borrowings on its credit facility at the end of 2005.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $234 million for the fourth quarter of 2005, an increase of 10% versus the fourth quarter of 2004. Revenue for the fourth quarter was virtually the same as revenue reported for the third quarter of 2005, even though the fourth quarter had fewer billing days. Excluding the impacts of acquisitions and changes in currency exchange rates, revenue grew 12% versus the fourth quarter of 2004 and was flat sequentially versus the third quarter of 2005. The Company’s diversification initiatives continued to show progress, as revenue from the Professional Services division grew to 55% of the Company’s total revenues for the fourth quarter, up from 50% during the fourth quarter of 2004. Below is further discussion of the fourth quarter performance of the Professional Services division’s two reporting segments.

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1 Independent Drive  •  Jacksonville, Florida 32202  •  904-360-2000  •  904-360-2814 fax

www.mpsgroup.com

MPS Group Reports Year-end Results

February 8, 2006

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare. During the fourth quarter, this segment posted 10% revenue growth versus the fourth quarter of 2004 and 1% sequential growth versus the third quarter of 2005. Excluding the impact of acquisitions, the North American Professional Services segment revenue rose 7% versus the fourth quarter of 2004 and was down 1% sequentially versus the third quarter of 2005. Operating income from the North American Professional Services segment increased 49% versus the prior-year period and 15% sequentially versus the third quarter of 2005.

Fourth quarter revenue for Entegee, the Company’s engineering staffing business, grew 6% versus the fourth quarter of 2004 and was flat sequentially versus the third quarter of 2005. Due to improved gross margins from contractor sales and slightly higher permanent placement fees, overall gross margin increased 40 basis points versus the fourth quarter of 2004.

Special Counsel, the Company’s legal staffing unit, benefited from an increase in large outsourced legal projects during the fourth quarter, with revenue growing 21% versus the fourth quarter of 2004. Along with this substantial organic growth, Special Counsel increased gross margins from contractor sales by 20 basis points versus the fourth quarter of 2004. Special Counsel is North America’s largest legal staffing business.

Accounting Principals, the Company’s finance and accounting staffing unit, reported fourth quarter 2005 revenue of $25 million. Due to continuing strong demand for finance and accounting professionals, gross margin on contractor sales continued to improve year-over-year as well as sequentially. The combination of higher permanent placement fees and higher gross margins from contractor sales resulted in overall gross margin improvement of 520 basis points in the fourth quarter of 2005 versus the fourth quarter of 2004.

Fourth quarter revenue for Soliant Health, the Company’s healthcare staffing unit, grew 28% versus the year-earlier period and 8% sequentially versus the third quarter of 2005. Excluding the impact of acquisitions, Soliant grew 15% versus the fourth quarter of 2004 and was down 2% sequentially versus last quarter primarily due to the slowdown in hours worked by traveling healthcare professionals during the holiday season. Soliant improved gross margins 90 basis points in the fourth quarter versus the fourth quarter of 2004.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting and professional staffing services.

For the fourth quarter of 2005, Badenoch & Clark revenue increased 11% versus the prior-year period. Excluding the impact of changes in currency exchange rates, revenue grew 18% versus the fourth quarter of 2004 and 1% sequentially versus the third quarter of 2005. Operating income for Badenoch & Clark was up 53% for the fourth quarter of 2005 versus the 2004 fourth quarter as the business unit continued to benefit from prior investments in staff and new service lines. Badenoch & Clark is one of the United Kingdom’s leading providers of professional staffing services.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $191 million for the fourth quarter of 2005. Below is further discussion of the fourth quarter performance of the IT division’s two reporting segments.

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MPS Group Reports Year-end Results

February 8, 2006

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $131 million for the fourth quarter of 2005, which was down 1% versus the fourth quarter of 2004 and up 3% sequentially versus the third quarter of 2005. Operating income from the North American Information Technology Services segment increased 32% versus the prior-year period and 13% sequentially versus the third quarter of 2005.

Modis’ revenue was flat versus the fourth quarter of 2004 and up 2% sequentially versus the third quarter of 2005. Due to pricing discipline and a focus on higher-margin clients, gross margin on contractor sales continued to improve year-over-year as well as sequentially. Permanent placement sales were up 87% versus the fourth quarter of 2004. As a result of these improvements, overall gross margin increased by 170 basis points versus the fourth quarter of 2004 and 70 basis points sequentially versus the third quarter of 2005. Idea Integration revenue increased 9% versus the third quarter of 2005. Beeline continued to see strong demand for its workforce solutions offerings and consistent spending patterns from buyers of IT staffing services. The Company believes that overall market demand for IT staffing and solutions is relatively strong and sees the need for IT talent continuing to increase.

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe. As previously announced, in 2005 Modis International has been implementing initiatives designed to improve gross margin. These initiatives include the discontinuation of certain low-margin client accounts and altering service levels at certain other client accounts. As a result, revenue declined 8% versus the third quarter of 2005, but gross margin improved to 14.1% from 12.6% in the fourth quarter of 2004 and 13.3% in the third quarter of 2005. Excluding the impact of changes in currency exchange rates, Modis International revenue declined 6% versus the third quarter of 2005. The Company was pleased with the progress made during 2005 in its ongoing margin improvement initiatives.

Capital Update

During the fourth quarter, the Company generated operating cash flow of $25 million and used $8 million to repurchase its stock. During 2005, the Company spent $37 million to repurchase its stock. The Company has $53 million remaining on its stock buyback authorization.

At the close of 2005, the Company had a cash balance of $143 million and no borrowings outstanding under its credit facility.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “We are very pleased with our 2005 financial results, as we were able to grow revenues by 18% and net income by 68%. Across the board, all of our business units did a great job in driving new business and further developing the skills and professionalism of our staff. We appreciate the talents and hard work of all the people who contributed to our success in 2005.”

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MPS Group Reports Year-end Results

February 8, 2006

“The continuing improvement in operating margin during the fourth quarter was due primarily to higher gross margins and management of the expense structure,” added Robert Crouch, MPS Chief Financial Officer. “We were pleased with our performance across all of our businesses, particularity with gross margin improvements both year-over-year and sequentially. Taking into account current trends in our business, we expect first quarter 2006 revenue of $420 million to $435 million. First quarter net income per diluted common share is expected to fall within the range of $0.13 to $0.16, which is expected to include $0.01 per share to reflect share-based related compensation expense and an effective tax rate of 37.5%.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (719) 457-2729.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on February 15. To access the telephonic replay, please dial (719) 457-0820 and enter 4071073 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting and solutions in the disciplines of information technology, finance and accounting, law, engineering and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom and Europe. Headquartered in Jacksonville, Florida, MPS Group is a Fortune 1000 company and trades on the New York Stock Exchange under the ticker symbol “MPS.” For more information about MPS Group, visit www.mpsgroup.com. Except as expressly stated herein, none of the information on our website should be considered included in this release.

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MPS Group Reports Year-end Results

February 8, 2006

Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “plans,” “hopes,” “indicates,” “projects,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or the negative of these terms or other comparable terminology. Readers are urged to review and consider the risk factors discussed in our Form 10-K for 2004 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Reports Year-end 2005 Results

February 8, 2006

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating Highlights:
Revenue:
North American Professional Services	$140,692	$128,218	$537,257	$429,560
European Professional Services	93,213	84,061	364,793	289,058
North American Information Technology Services	131,172	132,283	510,499	459,470
European Information Technology Services	60,116	76,222	272,150	248,754

Total revenue	425,193	420,784	1,684,699	1,426,842

Gross profit:
North American Professional Services	43,279	38,125	160,400	123,783
European Professional Services	26,334	22,731	104,320	80,402
North American Information Technology Services	37,500	35,298	142,192	123,757
European Information Technology Services	8,457	9,569	35,456	32,845

Total gross profit	115,570	105,723	442,368	360,787

Operating income:
North American Professional Services	14,430	9,688	44,469	30,937
European Professional Services	6,077	3,979	26,120	13,192
North American Information Technology Services	10,777	8,193	37,324	28,022
European Information Technology Services	920	1,003	4,485	2,401

Operating income before unallocated corporate expenses	32,204	22,863	112,398	74,552
Unallocated corporate expenses	5,579	7,167	25,412	22,419

Total operating income	26,625	15,696	86,986	52,133
Interest and other income, net	1,160	366	3,799	1,437

Income from operations before provision for income taxes	27,785	16,062	90,785	53,570
Provision for income taxes	7,769	4,754	31,188	18,150

Net income	$20,016	$11,308	$59,597	$35,420

Diluted net income per common share	$0.19	$0.11	$0.56	$0.33

Diluted common shares outstanding	105,637	106,392	105,832	106,842

	As of
	December 31,	December 31,
	2005	2004
Cash and cash equivalents	$142,951	$106,497
Accounts receivable, net of allowance	240,252	209,512
Other	31,713	22,773

Current assets	414,916	338,782
Long-term assets	602,248	615,822

Total assets	$1,017,164	$954,604

Current liabilities	$130,177	$106,649
Other	14,019	12,292
Stockholders’ equity	872,968	835,663

Total liabilities and stockholders’ equity	$1,017,164	$954,604

Working capital	$284,739	$232,133

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MPS Group Reports Year-end 2005 Results

February 8, 2006

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
EBITDA	$30,259	$19,903	$102,303	$67,908
Depreciation and intangibles amortization	3,634	4,207	15,317	15,775

Operating income	26,625	15,696	86,986	52,133
Interest and other income, net	1,160	366	3,799	1,437

Income from operations before provision for income taxes	27,785	16,062	90,785	53,570
Provision for income taxes	7,769	4,754	31,188	18,150

Net income	$20,016	$11,308	$59,597	$35,420

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions

	Professional	Soliant
	NA Segment	Health
GAAP revenue growth rate 4Q2004 to 4Q2005	9.7%	27.9%
Revenue growth rate contributed from acquisitions	2.5%	13.0%

Revenue growth rate 4Q2004 to 4Q2005, excluding acquisitions	7.2%	14.9%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Currency Exchange Rates

	MPS	Professional	Badenoch &
	Group	Division	Clark
GAAP revenue growth rate 4Q2004 to 4Q2005	1.0%	10.2%	10.9%
Revenue growth rate contributed from acquisitions	1.4%	1.6%	—
Revenue growth rate contributed from effects of changes in currency	-2.5%	-3.0%	-7.5%

Revenue growth rate 4Q2004 to 4Q2005, excluding acquisitions and the effects of changes in currency	2.1%	11.6%	18.4%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding Acqusitions

	Professional	Soliant
	NA Segment	Health
GAAP revenue growth rate 3Q2005 to 4Q2005	0.9%	7.7%
Revenue growth rate contributed from acquisitions	1.8%	9.5%

Revenue growth rate 3Q2005 to 4Q2005, excluding acquisitions	-0.9%	-1.8%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Currency Exchange Rates

	Professional	Modis	Badenoch &
	Division	International	Clark
GAAP revenue growth rate 3Q2005 to 4Q2005	0.0%	-8.2%	-1.3%
Revenue growth rate contributed from acquisitions	1.2%	—	—
Revenue growth rate contributed from effects of changes in currency	-0.9%	-1.9%	-2.0%

Revenue growth rate 3Q2005 to 4Q2005, excluding acquisitions and the effects of changes in currency	-0.3%	-6.3%	0.7%

Reconciliation of Year-Over-Year 2005 Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Currency Exchange Rates

MPS
Group
GAAP revenue growth rate 2004 to 2005	18.1%
Revenue growth rate contributed from acquisitions	3.7%
Revenue growth rate contributed from effects of changes in currency	-0.3%

Revenue growth rate 2004 to 2005, excluding acquisitions and the effects of changes in currency	14.7%

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